United States

Securities and Exchange Commission

Washington, D.C. 20549

Form 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Prospect Medical Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-32203	33-0564370
(Commission File Number)	(IRS Employer Identification No.)

10780 Santa Monica Blvd., Suite 400
Los Angeles, California	90025
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 943-4500

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, $0.01 par value	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box:  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box:  ☐

Securities Act registration statement file number to which this form relates: None

Securities to be registered pursuant to Section 12(g) of the Act:  None

Item 1.    Description of Registrant’s Securities to be Registered.

For a description of the Registrant’s common stock, par value $0.01 per share, to be registered hereunder, reference is made to Registrant’s Form 10 (Amendment No.5), filed with the Securities and Exchange Commission on April 7, 2005, and the information found therein under the heading “Common Stock” within the section entitled “Item 11. Description of Registrant’s Securities to Be Registered,” which description is incorporated herein by reference.

Item 2.    Exhibits.

In accordance with the “Instructions as to Exhibits” section of Form 8-A, no exhibits are required to be filed herewith because no other securities of the Company are registered on The NASDAQ Stock Market LLC nor are any of the securities registered hereby to be registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

PROSPECT MEDICAL HOLDINGS, INC.

Dated: September 30, 2009	By:	/s/ Mike Heather
Mike Heather, Chief Financial Officer